EX-23

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Ventures-National Incorporated

We consent to the use of our Independent Auditors' Report dated December 2, 2003, covering the consolidated financial statements of Ventures-National Incorporated as of August 31, 2003 and for the years ended August 31, 2003 and 2002 in the Form SB-2 registration statement Amendment No. 1 to be filed with the Commission on about February 11, 2004.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
February 11, 2004